  Exhibit 99.1

NOT FOR DISTRIBUTION TO UNITED STATES OF AMERICA WIRE SERVICES
OR DISSEMINATION IN THE UNITED STATES OF AMERICA

GILLA CLOSES TRANCHE OF PRIVATE PLACEMENT UNIT OFFERING

TORONTO, ON – (February 6th, 2017) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA), the fast-growing designer, manufacturer and marketer of E-liquid for vaporizers, announced today that the Company has closed a tranche of its non-brokered private placement (the “Offering”) of 7,546,012 units of the Company (the “Units”) at a price of US $0.10 per Unit for total gross proceeds of US $754,601. Each Unit consisted of one common share of the Company (the “Common Shares”) and one half common share purchase warrant (the “Warrants”). Each full Warrant shall entitle the holder to purchase one common share of the Company at a price of $0.20 per share for a period of twelve months following the closing.

The Company continues to work towards closing on the balance of the US $1,500,000 Offering which is expected to close on or about February 16th, 2017. The Company also maintains the right to increase the Offering by up to thirty percent of the total gross proceeds. The proceeds of the Offering will be used to advance ongoing product development and growth initiatives in the cannabis industry and related working capital needs. The Company shall also pay a placement agent fee equal to six percent in cash and placement agent warrants equal to six percent of the number of Units sold to accredited investors introduced to the Company by registered dealers pursuant to the Offering.

Neither the Common Shares nor the common shares issuable upon exercise of the Warrants thereof will be registered under the Securities Act of 1933, as amended, or any state securities laws and they may not be offered or sold in the United States absent of registration or an applicable exemption from registration requirements. The Units will be sold in a private placement to accredited investors in the United States and pursuant to Regulation S outside the United States. This press release does not constitute a solicitation or offering to purchase the Units or any other securities of the Company. All references to dollar amounts in this press release are in United States Dollars unless stated otherwise.

About Gilla Inc.
Gilla Inc. manufactures, markets and distributes E-liquid, which is the liquid used in vaporizers, E-cigarettes, and other vaping hardware and accessories. E-liquid is heated by the atomizer to deliver the sensation of smoking. Gilla aims to be a global leader in the manufacturing and distribution of E-liquid for the vapor industry. The Company provides consumers with choice and quality across categories and price points. Gilla’s product portfolio includes Coil Glaze, The Drip Factory, Surf Sauce, Siren, VaporLiq, Craft Vapes, Craft Clouds, Vinto Vape, Vape Warriors, Miss Pennysworth’s Elixirs, The Mad Alchemist, Replicant and Crown E-liquid brands.

Forward-looking Statements
Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gilla.com, or contact:

Mr. Bradford Long
Investor Relations
T: 1 (888) 994-GLLA (4552)
E: brad.long@gilla.com